EXHIBIT 99.1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of January 4, 2008, made by and among FRIT Holdings LLC (“FRITH”), Fortress Registered Investment Trust (“FRIT”), Fortress Investment Fund LLC (“FIF”), Fortress Fund MM LLC (“Fund MM”), FIT-ALT Investor LLC (“FIT-ALT”), FIT Holdings LLC (“FITH”), Fortress Investment Trust II (“FIT II”), Fortress Investment Fund II LLC (“FIF II”), Fortress Fund MM II LLC (“Fund MM II”), RIC Coinvestment Fund LP (“RIC”), FIG Advisors LLC (“FIG A”), FIG LLC (“FIG”), Fortress Operating Entity I LP (“FOE”), FIG Corp. and Fortress Investment Group LLC (“Fortress”). FRITH, FRIT, FIF, Fund MM, FIT-ALT, FITH, FIT II, FIF II, Fund MM II, RIC, FIGA, FIG, FOE, FIG Corp. and Fortress are collectively referred to herein as the “Parties” and each individually as a “Party.”  Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Amendment No. 1 to Schedule 13D (as so amended, the “Statement on Schedule 13D”) is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of executing or filing additional joint filing agreements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

FRIT HOLDINGS LLC
By:	Fortress Registered Investment Trust, a Delaware business trust, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS REGISTERED INVESTMENT TRUST
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS INVESTMENT FUND LLC
By:	Fortress Fund MM LLC, a Delaware limited liability company, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS FUND MM LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FIT-ALT INVESTOR LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FIT HOLDINGS LLC
By:	Fortress Investment Trust II, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS INVESTMENT TRUST II
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS INVESTMENT FUND II LLC
By:	Fortress Fund MM II LLC, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FORTRESS FUND MM II LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

RIC COINVESTMENT FUND LP
By:	RIC Coinvestment GP LLC, its general partner
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer and Secretary

FIG ADVISORS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer of FIG LLC, managing member of FIG Advisors LLC

FIG LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer

FORTRESS OPERATING ENTITY I LP
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer of FIG Corp. general partner of Fortress Operating Entity I LP

FIG CORP.
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer

FORTRESS INVESTMENT GROUP LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer